UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 10, 2011
Cytokinetics, Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California	94080

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 624 - 3000
Not Applicable
Former name or former address, if changed since Last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 10, 2011, Cytokinetics, Incorporated entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with McNicoll, Lewis & Vlak LLC (“MLV”), pursuant to which we may issue and sell shares of our common stock having an aggregate offering price of up to $20.0 million from time to time through MLV as our sales agent. The issuance and sale of these shares by us under the Sales Agreement, if any, will be subject to the effectiveness of our registration statement on Form S-3 to be filed with the Securities and Exchange Commission. We make no assurance as to if or whether such registration will become effective or as to the continued effectiveness of such registration statement.
Sales of our common stock through MLV, if any, will be made on The NASDAQ Global Market by means of ordinary brokers’ transactions at market prices or as otherwise agreed by us and MLV. Subject to the terms and conditions of the Sales Agreement, MLV will use commercially reasonable efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose). We are not obligated to make any sales of common stock under the Sales Agreement. The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all common stock subject to the Sales Agreement or (2) termination of the Sales Agreement. The Agreement may be terminated by MLV or us at any time upon 10 days notice to the other party, or by MLV at any time in certain circumstances, including the occurrence of a material adverse change in our business. We will pay MLV an aggregate commission rate equal to 3.0% of the gross proceeds of the sales price per share of any common stock sold through MLV under the Sales Agreement. We have also provided MLV with customary indemnification and contribution rights.
The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.68 to this Current Report on Form 8-K and is incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 10.68	At-The-Market Issuance Sales Agreement, dated June 10, 2011, by and between Cytokinetics, Incorporated and McNicoll, Lewis & Vlak LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated
June 13, 2011	By:	/s/ Sharon A. Barbari
		Name:	Sharon A. Barbari
Title: Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.68	At-The-Market Issuance Sales Agreement, dated June 10, 2011, by and between Cytokinetics, Incorporated and McNicoll, Lewis & Vlak LLC.